UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 2, 2006 (July 27, 2006)
Date of Report (Date of earliest event reported)

COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

1960 Bronson Road, Fairfield, Connecticut 06824
(Address of principal executive offices) (Zip Code)

(203) 255-6044
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2006, the Board of Directors of Competitive Technologies, Inc. (“CTT”) appointed Dr. Michael E. Kiley to the position of Executive Vice President and Chief Operating Officer.

From August 15, 2005 through July 27, 2006, Dr. Kiley, 49, was Executive Vice President and Chief Technology Officer. Dr. Kiley had joined CTT in March 2004 as Vice President, Digital Business Development. From November 2002 to March 2004, he was employed as a business development consultant to CTT. From December 2000 to November 2002, Dr. Kiley was Program Manager of Navy Cost Reduction Technology for Pennsylvania State University’s Applied Research Laboratory.

Dr. Kiley and CTT previously entered into an Employment Agreement dated as of February 15, 2006 (the “Agreement”). The Agreement was reported on a Form 8-K dated February 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

Date: August 2, 2006	By:	/s/ Michael D. Davidson
Name: Michael D. Davidson
Title: Senior Vice President and Chief Financial Officer